Exhibit 99.1

SUBSCRIPTION AGREEMENT

Ameriprint International Ltd.
475 Howe Street, Suite 1030
Vancouver, British Columbia
Canada V6C 2B3

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of AMERIPRINT INTERNATIONAL LTD. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Kevin Moe solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Moe.

MAKE CHECK PAYABLE TO: AMERIPRINT INTERNATIONAL LTD.

Executed this _____ day of ___________________, 2004.

_______________________________________	_____________________________________
_______________________________________	Signature of Purchaser
_______________________________________
Address of Purchaser
_______________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

AMERIPRINT INTERNATIONAL LTD.

By:	____________________________________________

Title:	____________________________________________